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                                                                    EXHIBIT 99.1

PROXY                    FIRST NATIONAL BANCSHARES, INC.                   PROXY

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 SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO
                            BE HELD ON APRIL 6, 2006

     The undersigned stockholder(s) of First National Bancshares, Inc., a Florida corporation (the "Company"), hereby appoints Francis I. duPont, III and Glen W. Fausset, and each or either of them, the proxy or proxies of the undersigned, with all powers the undersigned would possess if personally present, with full power of substitution to vote all shares of common stock of the Company standing in the name of the undersigned on the Company's books as of March 1, 2006, at the Special Meeting of Shareholders of the Company, to be held at the offices of the 1st National Bank & Trust at 5817 Manatee Avenue West, Bradenton, Florida 34209, on Thursday, April 6, 2006, and at any and all adjournments or postponements of such meeting upon the proposal described in the accompanying Notice of the Special Meeting of Shareholders and the Proxy Statement-Prospectus relating to the special meeting, receipt of which are hereby acknowledged.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
PROPOSAL

     PROPOSAL: To approve and adopt the Agreement and Plan of Merger, dated July 27, 2005, among Whitney Holding Corporation, Whitney National Bank, First National Bancshares, Inc. and 1st National Bank & Trust, pursuant to which Whitney Holding Corporation will acquire First National Bancshares, Inc. through the merger of First National Bancshares, Inc., with and into Whitney Holding
Corporation:

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL.

     IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

-------- Number of signers below that will attend the Annual
Meeting.                                                 DATE:            , 2006

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                                                            SIGNATURE                          SOCIAL SECURITY NO.

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                                                            SIGNATURE (IF HELD JOINTLY)        SOCIAL SECURITY NO.
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     Please sign exactly as your name appears on the label. When shares are held by joint tenants, both must sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles and submit evidence of appointment unless previously furnished to the Company. When signing on behalf of a legal entity such as a corporation, partnership or limited liability company, please sign in the name of such entity by authorized person(s) identified by title. Please include Social Security or Tax
Identification number(s), as appropriate.

     PLEASE MARK, DATE, SIGN AND RETURN PROXY USING THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION TO THIS MATTER IS APPRECIATED.

     THIS PROXY MUST BE RECEIVED BY FIRST NATIONAL BANCSHARES, INC. BEFORE THE SPECIAL MEETING AT 4:00 P.M. ON APRIL 6, 2006.